Exhibit 99.1

RIOT PLATFORMS REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS, CURRENT
OPERATIONAL AND FINANCIAL HIGHLIGHTS

Riot Reports $79.3 Million in Total Revenue and Successful Energization of New Corsicana Facility

CASTLE ROCK, Colo., May 1, 2024 (GLOBE NEWSWIRE) -- Riot Platforms, Inc. (NASDAQ: RIOT) (“Riot” or “the Company”), an industry leader in vertically integrated Bitcoin mining, reported financial results for the three-month period ended March 31, 2024. The unaudited financial statements and accompanying presentation materials are available on Riot’s website.

“I am excited to present results for Riot for the first quarter of 2024, during which we achieved a number of significant milestones which further solidify our growth path,” said Jason Les, CEO of Riot. “This quarter, Riot reported net income of $211.8 million and earnings per share of $0.82 which are new record highs for our quarterly results. Additionally, we reported $245.7 million in adjusted EBITDA for the quarter, another record high for Riot, rounding out strong financial performance for the quarter.

“Last month, Riot also announced the energization of our Corsicana Facility, which we believe will be the largest dedicated Bitcoin mining facility in the world once fully developed. Miners deployed at our Corsicana Facility are already hashing, and we remain on track to increase our self-mining hash rate capacity to 31 EH/s by the end of the year, which will nearly triple our existing hash rate capacity. With up to 1 GW of total capacity when fully developed, the Corsicana Facility provides Riot with a clear growth pipeline unrivalled in our industry and gives us a strong foundation upon which we will continue scaling our Bitcoin mining business in the future.”

First Quarter 2024 Financial and Operational Highlights

Key financial and operational highlights for the first quarter include:

●	Total revenue of $79.3 million, as compared to $73.2 million for the same three-month period in 2023. The increase was primarily driven by a 131% increase in Bitcoin prices as compared to the same three-month period in 2023, partially offset by lower Bitcoin production.
●	Produced 1,364 Bitcoin during the quarter, which represented a decrease of 36% from the 2,115 Bitcoin mined during the three months ended March 31, 2023, due primarily to the significant increase in the Bitcoin network difficulty, which has more than doubled since January 2023.
●	The average cost to mine Bitcoin was $23,034 in the quarter, as compared to $9,438 per Bitcoin for the same three-month period in 2023. The increase was primarily driven by an increase of 89% in global network hash rate as compared to the same three-month period in 2023.

●	Earned $5.1 million in power curtailment credits during the quarter, as compared to $3.1 million in power curtailment credits earned for the same three-month period in 2023.
●	Following the termination of the legacy Data Center Hosting business, reportable segments have changed to reflect the two primary business segments of Riot: Bitcoin Mining and Engineering.
●	Bitcoin Mining revenue of $74.6 million for the quarter, as compared to $48.0 million for the same three-month period in 2023, primarily driven by higher average Bitcoin prices.
●	Engineering revenue of $4.7 million for the quarter, as compared to $16.1 million for the same three-month period in 2023.
●	Maintained industry-leading financial position, with $692.5 million in working capital, including $688.5 million in cash on hand, and 8,490 in unencumbered Bitcoin (equating to $605.6 million assuming a market price for one Bitcoin on March 31, 2024 of approximately $71,333), all of which were produced by the Company’s self-mining operations, as of March 31, 2024.

First Quarter 2024 Financial Results

Total revenue for the three-month period ended March 31, 2024 was $79.3 million, and consisted of $74.6 million in Bitcoin Mining revenue and $4.7 million in Engineering revenue.

Bitcoin Mining revenue in excess of Bitcoin Mining cost of revenue for the quarter was $33.5 million (45% of mining revenue), as compared to $26.1 million (54% of mining revenue) for the same three-month period in 2023, an increase of $7.4 million driven by higher Bitcoin prices during the quarter and an increase in revenues from the expansion of Bitcoin mining capacity at the Rockdale Facility. Bitcoin Mining cost of revenue consists primarily of direct production costs of mining operations, including electricity, labor, and insurance, but excludes depreciation and amortization.

Engineering cost of revenue in excess of Engineering revenue for the quarter was $1.3 million, as compared to Engineering revenue in excess of Engineering cost of revenue of $0.5 million (3% of Engineering revenue) for the same three-month period in 2023. This decrease was primarily due to decreased receipts of materials resulting from increased competition for direct materials due to supply chain constraints.

Power curtailment credits received totaled approximately $5.1 million for the quarter, as compared to $3.1 million during the same three-month period in 2023 and equates to approximately 98 Bitcoin for the 2024 period as computed by using average daily closing Bitcoin prices on a monthly basis.

If power credits were directly allocated to Bitcoin Mining cost of revenue, Bitcoin Mining cost of revenue would have decreased by $5.1 million, increasing Bitcoin Mining revenue in excess of cost of revenue to $38.6 million (52% of Bitcoin Mining revenue) on a non-GAAP basis.

Selling, general and administrative expenses during the quarter totaled $57.7 million, an increase of $12.7 million relative to the same period in 2023. The increase was primarily due to increases in stock compensation expenses of $34.3 million related to new grants under our long-term incentive program, compensation expenses of $4.4 million as a result of hiring additional employees to support our ongoing growth, increased legal and professional fees of $2.5 million primarily related to ongoing litigation and public company compliance, and $3.6 million for other costs primarily attributable to ongoing growth.

Net income for the quarter was $211.8 million, or $0.82 per share, compared to net income of $18.5 million, or $0.11 per share, for the same period in 2023. The net income for the quarter included a change in fair value of Bitcoin equal to $234.1 million, non-cash stock-based compensation expense of $32.0 million, and depreciation and amortization of $32.3 million.

Non-GAAP Adjusted EBITDA for the quarter was $245.7 million, as compared to $81.7 million for the same three-month period in 2023.

Hash Rate Growth

Riot anticipates achieving a total self-mining hash rate capacity of 31 EH/s by the end of 2024.

On April 18th, Riot announced the successful energization of the Corsicana Facility substation. The Corsicana Facility will have a total capacity of 1 GW when fully developed, at which point it is expected to be the largest known Bitcoin mining facility in the world by developed capacity. The recently energized substation will power the initial 400 MW phase of development of the Corsicana Facility. This initial phase is expected to add 16 EH/s to Riot’s self-mining capacity by the end of 2024. The first batch of miners in the first 100 MW building, Building A1, have been installed and are already hashing, and miners will continue to be deployed in Building A1 until a total capacity of 3.7 EH/s is reached.

As previously disclosed in June 2023, Riot entered into a long-term master purchase agreement with MicroBT, which included an initial order of 33,280 immersion miners for the Corsicana Facility. Effective December 1, 2023, Riot executed a second order under the MicroBT master agreement for an additional 66,560 immersion miners, primarily for the Corsicana Facility. In February 2024, Riot entered into a third order with MicroBT, for 31,500 air-cooled miners for the Rockdale Facility. Approximately 17,000 miners in the order are expected to replace underperforming machines currently operating in the facility, and the deployment of the remaining 14,500 miners will contribute additional hash rate capacity to our self-mining operations at the Rockdale Facility.

Collectively, the three purchase orders will add an anticipated 28 EH/s to Riot’s self-mining capacity. Deployment of these miners intended for the Corsicana Facility has begun and is estimated to be completed by the second half of 2025. Deployment of the miners intended for the Rockdale Facility is expected to begin in Q2 2024 and be completed in Q3 2024.

Upon full deployment in 2025, Riot anticipates a total self-mining hash rate capacity of 41 EH/s.

ATM Offerings

In February 2024, the Company registered an offering under its at-the-market equity offering program, under which it could offer and sell up to $750.0 million in shares of the Company’s common stock.

During the three months ended March 31, 2024, the Company received net proceeds of approximately $345.7 million ($353.2 million of gross proceeds, net of $7.5 million in commissions and expenses) from the sale of 26,169,300 shares of its common stock at a weighted average fair value of $13.50 per share under its at-the-market equity offering program.

Subsequent to March 31, 2024, and through April 30, 2024, the Company received net proceeds of approximately $154.1 million from the sale of 14,789,000 shares of its common stock at a weighted average fair value of $10.63 per share under its at-the-market equity offering program.

About Riot Platforms, Inc.

Riot’s (NASDAQ: RIOT) vision is to be the world’s leading Bitcoin-driven infrastructure platform.

Our mission is to positively impact the sectors, networks and communities that we touch. We believe that the combination of an innovative spirit and strong community partnership allows the Company to achieve best-in-class execution and create successful outcomes.

Riot is a Bitcoin mining and digital infrastructure company focused on a vertically integrated strategy. The Company has Bitcoin mining operations in central Texas and electrical switchgear engineering and fabrication operations in Denver, Colorado.

For more information, visit www.riotplatforms.com.

Safe Harbor

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements rely on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements may include, but are not limited to, statements about the Company’s plans, objectives, expectations, and intentions. The risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements include, but are not limited to: unaudited estimates of Bitcoin production; our future hash rate growth (EH/s); the anticipated benefits, construction schedule, and costs associated with the Corsicana site expansion; our expected schedule of new miner deliveries; the impact of weather events on our operations and results; our ability to successfully deploy new miners; potential negative impacts on our results of Bitcoin production due to the variance in our mining pool rewards; megawatt (“MW”) capacity under development; our potential inability to realize the anticipated benefits from immersion cooling; our ability to access sufficient additional capital for future strategic growth initiatives; the possibility that the integration of acquired businesses may not be successful, or such integration may take longer or be more difficult, time-consuming or costly to accomplish than anticipated; failure to otherwise realize anticipated efficiencies and strategic and financial benefits from our acquisitions; the anticipated impacts of the Bitcoin “halving”; and the impact of COVID-19 on our suppliers in connection with our estimated timelines. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by such forward-looking statements in this press release may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. All forward-looking statements included in this press release are made only as of the date of this press release, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this press release are cautioned not to place undue reliance on such forward-looking statements.

For further information, please contact:

Investor Contact:
Phil McPherson
IR@Riot.Inc

303-794-2000 ext. 110

Media Contact:
Alexis Brock
303-794-2000 ext. 118
PR@Riot.Inc

Non-U.S. GAAP Measures of Financial Performance

In addition to financial measures presented under generally accepted accounting principles in the United States of America (“GAAP”), we consistently evaluate our use of and calculation of non-GAAP financial measures such as “Adjusted EBITDA.” EBITDA is computed as net income before interest, taxes, depreciation, and amortization. Adjusted EBITDA is a financial measure defined as EBITDA, adjusted to eliminate the effects of certain non-cash and/or non-recurring items that do not reflect our ongoing strategic business operations, which management believes results in a performance measurement that represents a key indicator of the Company’s core business operations of Bitcoin mining. The adjustments include fair value adjustments such as derivative power contract adjustments, equity securities value changes, and non-cash stock-based compensation expense, in addition to financing and legacy business income and expense items. We exclude impairments and gains or losses on sales or exchanges of Bitcoin from our calculation of Adjusted EBITDA for all periods presented.

We believe Adjusted EBITDA can be an important financial measure because it allows management, investors, and our board of directors to evaluate and compare our operating results, including our return on capital and operating efficiency from period-to-period by making such adjustments. Additionally, Adjusted EBITDA is used as a performance metric for share-based compensation.

Adjusted EBITDA is provided in addition to, and should not be considered to be a substitute for, or superior to, net income, the most comparable measure under GAAP for Adjusted EBITDA. Further, Adjusted EBITDA should not be considered as an alternative to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA has limitations as an analytical tool, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.

The following table reconciles Adjusted EBITDA to Net income (loss), the most comparable GAAP financial metric:

	Three Months Ended
	March 31,
	2024	2023
Net income (loss)	$211,814	$18,513
Interest (income) expense	(7,805)	3,830
Income tax expense (benefit)	(102)	(4,969)
Depreciation and amortization	32,343	59,340
EBITDA	236,250	76,714

Adjustments:
Stock-based compensation expense	32,000	(2,296)
Change in fair value of derivative asset	(20,232)	5,778
Casualty-related charges (recoveries), net	(2,300)	1,526
Other (income) expense	(8)	—
License fees	(24)	(24)
Adjusted EBITDA	$245,686	$81,698